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                                                                     Exhibit 4.7


                              CERTIFICATE OF TRUST

            The undersigned, the trustees of International Paper Capital Trust III desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss. 3810 hereby certify as follows:

            i. The name of the business trust being formed hereby (the "Trust") is International Paper Capital Trust III.

            ii. The name and business address of the trustee of the Trust which has its princi pal place of business in the State of Delaware is as follows: The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

Dated:  August 28, 1998

                                    Robert C. McPhillips
                                    as Trustee


                                    /s/ Robert C. McPhillips
                                    ---------------------------------

                                    Virginia A. Lane
                                    as Trustee


                                    /s/ Virgina A. Lane
                                    ---------------------------------

                                    Roger Becker
                                    as Trustee


                                    /s/ Roger Becker
                                    ---------------------------------

                                    The Bank of New York (Delaware)
                                    as Delaware Trustee


                                    /s/ Fred Clark
                                    ---------------------------------
                                    Name: Fred Clark
                                    Title: Authorized Signatory